UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2021

Hydrofarm Holdings Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Canal Road Fairless Hills, PA 19030
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2021, Hydrofarm Holdings Group, Inc. (the “Company”) completed the previously announced acquisition of Innovative Growers Equipment, Inc., an Illinois corporation (“IGE”), Innovative AG Installation, Inc., an Illinois corporation (“IAG”), Innovative Racking Systems, Inc., an Illinois corporation (“IRS”), and Innovative Shipping Solutions, Inc., an Illinois corporation (“ISS” and, together with IGE, IAG and IRS the “Sold Companies”), pursuant to the terms of the stock purchase and contribution agreement (the “Purchase Agreement”), by and among the Company, Hydrofarm, LLC, the Company’s wholly-owned indirect subsidiary (the “Buyer”), Bruce Zierk and Christopher Mayer (collectively, the “Sellers”), and Christopher Mayer, solely in his capacity as representative of the Sellers (the “Sellers’ Representative”), for a purchase price of approximately $58.0 million, consisting of $46.4 million in cash and 323,312 shares of the Company’s common stock (the “Equity Consideration”), subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness of the Sold Companies (the “Acquisition”). On November 1, 2021, the Company, the Buyer, the Sellers and the Sellers’ Representative entered into an amendment to the Purchase Agreement (the “Amendment”) to add a provision to terminate a certain commercial guaranty granted by IGE within thirty days of November 1, 2021 and to correct a closing condition.

Collectively, the Sold Companies and their respective subsidiaries are premier equipment suppliers to commercial growers throughout North America that specialize in the manufacture of horticulture benches, racking and LED lighting systems which complement the Company’s existing lineup of high performance, proprietary branded products.

The foregoing descriptions of the Purchase Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the provisions of the Purchase Agreement and Amendment, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement and the issuance of the Equity Consideration contemplated thereunder set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Equity Consideration was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

On November 1, 2021, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1*#	Stock Purchase and Contribution Agreement, dated as of October 25, 2021, by and among Hydrofarm Holdings Group, Inc., Hydrofarm, LLC, Bruce Zierk and Christopher Mayer.
2.2	Amendment No. 1 to Stock Purchase and Contribution Agreement, dated as of November 1, 2021, by and among Hydrofarm Holdings Group, Inc., Hydrofarm, LLC, Bruce Zierk and Christopher Mayer.
99.1	Press Release, dated November 1, 2021.

*	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: November 2, 2021	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer